                                                                     EXHIBIT 4.3


                          TRANSCEND THERAPEUTICS, INC.

                 Amendment No. 1 of Second Amended and Restated
                          Registration Rights Agreement
                          -----------------------------

     This Amendment No. 1 (the "Amendment") to the Second Amended and Restated Registration Rights Agreement dated as of August 21, 1996 among Transcend Therapeutics, Inc., a Delaware corporation and the Holders, as defined therein (the "Agreement") is made as of this 3rd day of March 1997. All capitalized terms used herein and not otherwise defined herein shall have the meanings described to them in the Agreement.

     WHEREAS, in connection with the Company's February 1997 $1,039,000 bridge financing, the Company intends to issue warrants (the "1997 Warrants") to purchase shares of its Common Stock, par value $.01 per share, to the holders of the Company's Non-Convertible Preferred Stock (the "1997 Warrantholders"); and

     WHEREAS, the parties wish to provide registration rights with respect to the shares of Common Stock issuable upon exercise of the 1997 Warrants.

     NOW, THEREFORE, for valuable consideration, it is agreed as follows:

          i. The definition of "Common Stockholder" in the Agreement is hereby amended to renumber (iii) as (iv) and to insert therein the following:

                    "(iii) the 1997 Warrantholders or any persons or entities to whom the rights granted under this Agreement are transferred by any such 1997 Warrantholder, and"

          ii. The Agreement is hereby amended to include within the definition of the term "Common Registrable Shares" the shares of Common Stock issued or issuable upon exercise of the 1997 Warrants issued and sold to the 1997 Warrantholders pursuant to the Non-Convertible Preferred Stock and Warrant Purchase Agreement of even date herewith by and among the Company and the 1997 Warrantholders.

          iii. Each of the 1997 Warrantholders hereby agrees to become a party to, and to be bound by the Agreement.

          iv. Each of the 1997 Warrantholders shall have all of the rights provided to Purchasers under the Agreement.






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          v.        Section 16.1 of the Agreement is hereby amended to include the following information regarding Notices to Purchasers:

          If to Hector Gomez, M.D. at:

               Hector Gomez, M.D.
               c/o Transcend Therapeutics, Inc.
               640 Memorial Drive
               3rd Floor West
               Cambridge, MA 02139

          If to John J. Whalen, M.D. at:

               John J. Whalen, M.D.
               c/o Transcend Therapeutics, Inc.
               640 Memorial Drive
               3rd Floor West
               Cambridge, MA 02139

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

                                    TRANSCEND THERAPEUTICS, INC.


                                    By: /s/ Hector J. Gomez
                                        ---------------------------------------
                                        Name:  Dr. Hector J. Gomez, M.D., Ph.D
                                        Title: President


                                    JERRY T. JACKSON


                                    /s/ Jerry T. Jackson
                                    -------------------------------------------
                                    Jerry T. Jackson

                                    RICHARD B. EGEN



                                    -------------------------------------------
                                    Richard B. Egen

                                    FRANK L. DOUGLAS


                                    /s/ Frank L. Douglas
                                    -------------------------------------------
                                    Frank L. Douglas



                                    THE VENTURE CAPITAL FUND OF
                                    NEW ENGLAND III, L.P.

                                    By: F H & Co. III, L.P.
                                        General Partner


                                    By: /s/ William C. Mills III
                                        ---------------------------------------
                                        William C. Mills, III
                                        General Partner



                                    SPROUT CAPITAL VI, L.P.

                                    By: DLJ Capital Corporation,
                                        Managing General Partner


                                    By: /s/ Philippe Chambon
                                        ---------------------------------------
                                        Name:  Philippe Chambon
                                        Title: Vice President



                                    DLJ CAPITAL CORPORATION


                                    By: /s/ Philippe Chambon
                                        ---------------------------------------
                                        Name:  Philippe Chambon
                                        Title: Vice President





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



                                   ADVENT INTERNATIONAL INVESTORS II
                                   LIMITED PARTNERSHIP

                                   By: Advent International Corporation,
                                       General Partner

                                   By: /s/ Gerard M. Moufflet
                                       ---------------------------------------
                                       Name:  Gerard M. Moufflet
                                       Title: Senior Vice President



                                   ADVENT PERFORMANCE MATERIALS
                                   LIMITED PARTNERSHIP

                                   By: Advent International Limited
                                       Partnership, General Partner

                                   By: Advent International Corporation,
                                       General Partner


                                   By: /s/ Gerard M. Moufflet
                                       ---------------------------------------
                                       Name:  Gerard M. Moufflet
                                       Title: Senior Vice President



                                   GLOBAL PRIVATE EQUITY II LIMITED
                                   PARTNERSHIP

                                   By: Advent International Limited Partnership,
                                       General Partner

                                   By: Advent International Corporation,
                                       General Partner


                                   By: /s/ Gerard M. Moufflet
                                       ----------------------------------------
                                       Name:  Gerard M. Moufflet
                                       Title: Senior Vice President

                                   ROVENT II LIMITED PARTNERSHIP

                                   By: Advent International Limited Partnership,
                                       General Partner

                                   By: Advent International Corporation,
                                       General Partner


                                   By: /s/ Gerard M. Moufflet
                                       ----------------------------------------
                                       Name:  Gerard M. Moufflet
                                       Title: Senior Vice President



                                   BAXTER HEALTHCARE CORPORATION


                                   By: /s/ John F. Gaither
                                       ----------------------------------------
                                       Name:  John F. Gaither, Jr.
                                       Title: Vice President



                                   CLINICAL NUTRITION HOLDINGS, INC.


                                   By: /s/ Robert H. Sanders
                                       ----------------------------------------
                                       Name:  Robert H. Sanders
                                       Title: Vice President



                                   CLINTEC INTERNATIONAL, INC.
                                   (HELD IN LIQUIDATING TRUST)


                                   By: /s/ Richard W. Hunt
                                       ----------------------------------------
                                       Name:  Richard W. Hunt
                                       Title: Vice President





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


                                   PAAL C. GISHOLT


                                   By: /s/ Gerard M. Moufflet
                                       ----------------------------------------
                                       Gerard M. Moufflet as attorney-in-fact
                                       for Paal C. Gisholt



                                   CHARLES HSU


                                   By: /s/ Gerard M. Moufflet
                                       ----------------------------------------
                                       Gerard M. Moufflet as attorney-in-fact
                                       for Charles Hsu



                                   MASSACHUSETTS INSTITUTE OF
                                   TECHNOLOGY


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:



                                   /s/ Hector J. Gomez
                                   --------------------------------------------
                                   Hector J. Gomez, M.D.



                                   /s/ John J. Whalen
                                   --------------------------------------------
                                   John J. Whalen, M.D.







                                        6